SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


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       Date of Report (Date of earliest event reported): November 3, 2000








                        CNL HOSPITALITY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)



            Florida                      0-24097                59-3396369
 (State or other jurisdiction   (Commission File Number)       (IRS Employer
       of incorporation)                                    Identification No.)


                450 South Orange Avenue                      32801
                   Orlando, Florida                       (Zip Code)
       (Address of principal executive offices)



       Registrant's telephone number, including area code: (407) 650-1000


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Item 2.       Acquisition or Disposition of Assets.

         TownePlace Suites by Marriott located in Newark, California. On November 3, 2000, the Company acquired a TownePlace Suites located in Newark, California (the "Newark Property") for $13,600,000 from TownePlace Management Corporation. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in the Prospectus under the heading " -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires in approximately 15 years.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

o        The lease requires minimum rent payments of $1,360,000 per year.

o In addition to minimum rent, for each lease year after the second lease year, the lease requires percentage rent equal to seven percent of room revenues in excess of room revenues for the second lease year.

o A security deposit equal to $418,462 has been retained by the Company as security for the tenant's obligations under the lease.

o The tenant has established an FF&E Reserve. Deposits to the FF&E Reserve are made every four weeks as follows: 4% of gross receipts for the first lease year and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

o Marriott International, Inc. has guaranteed the tenant's obligation to pay minimum rent under the lease. The guarantee terminates on the earlier of the end of the third lease year or at such time as the net operating income from the hotel exceeds minimum rent due under the lease by 25% for any trailing 12-month period. The maximum amount of the guarantee is $1,360,000.

o The Newark Property is one of the Pooled Properties described in the Prospectus Supplement dated October 23, 2000, under the heading "Business -- Palm Desert Portfolio."

         The estimated federal income tax basis of the depreciable portion of the Newark Property is approximately $11.4 million.

         The Newark Property, which opened in September 2000, is a TownePlace Suites by Marriott located in Newark, California. The Newark Property includes 127 guest rooms, an outdoor swimming pool, an exercise room and guest laundry facilities. The Property is located in Alameda County, adjacent to Santa Clara County, which is considered to be the heart of the Silicon Valley. Other lodging facilities located in proximity to the Newark Property include an Extended Stay America, a Homestead Village, two Residence Inns by Marriott and a Woodfin Suites. The average occupancy rate, the average daily room rate and the revenue per available room for the period the hotel has been operational is as follows:

                                 Newark Property
                ---------------------------------------------------
                  Average           Average            Revenue
                 Occupancy         Daily Room       per Available
   Year             Rate              Rate              Room
------------    -------------    ---------------   ----------------

      *2000        80.40%            $87.75             $70.55

* Data for the Newark Property represents the period September 1, 2000 through November 3, 2000.

         The Company believes that the results achieved by the Property, as shown in the table above, may or may not be indicative of its long-term operating potential, as the Property opened in September 2000.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                           CNL HOSPITALITY PROPERTIES, INC.


Dated:  November 16, 2000                  By:   /s/ Robert A. Bourne
                                                --------------------------------
                                                ROBERT A. BOURNE, President